CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM







To the Board of Directors
NewGen Technologies, Inc. and Subsidiaries


We hereby consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dated December 27, 2005, relating to the consolidated financial statements of NewGen Technologies, Inc. and Subsidiaries as of September 30, 2005 and for the period from June 1, 2005 (inception) through September 30, 2005 that appears in this Registration Statement on Form SB-2. We also consent to the reference to our firm under the caption "Experts".




WEINBERG & COMPANY, P.A.
Certified Public Accountants


Boca Raton, Florida
February 10, 2006